Exhibit 10.31

Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THE SHARES OF THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED, AND AMENDED AND RESTATED BYLAWS, AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE COMPANY SHALL FURNISH A COPY OF THE FOREGOING INSTRUMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST.

Warrant Certificate No. [●]
Date of Issuance: November [●], 2022 (the “Date of Issuance”)

Warrant Certificate

NEAR INTELLIGENCE HOLDINGS, INC.

THIS WARRANT certifies that, for good and valuable consideration, [●] (together with its affiliates and any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase [●] fully paid and non-assessable shares (the “Shares”) shares of common stock, par value $0.01 per share (the “Class”), of NEAR INTELLIGENCE HOLDINGS, INC., a Delaware corporation (the “Company”), in accordance with the provisions of Section 1 hereof. The term (“Warrant”) as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein. This Warrant is being issued in connection with that certain Financing Agreement between the Company, the Guarantors party thereto, the Lenders party thereto, and Blue Torch Finance LLC, as Administrative Agent and Collateral Agent, dated as of the date hereof (the “Financing Agreement”) and capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Financing Agreement. This Warrant is one of a series of warrants referred to as the “Warrants” in the Financing Agreement.

SECTION 1. EXERCISE.

1.1 Exercise.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each Warrant entitles the Holder upon exercise to receive from the Company one fully paid and nonassessable share of the Class, as may be adjusted from time to time pursuant to the terms herein (the “Warrant Shares”), at an initial purchase price of $0.001 per share (as may be adjusted from time to time pursuant to the terms herein, the “Warrant Price”), on or after the Date of Issuance and on or before the date that is ten (10) years following the date hereof (the “Expiration Date”).

(b) Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1.1(a) above, the Holder may exercise this Warrant, in whole or in part, by delivering to the Company this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (“Notice of Exercise”) and, unless Holder is exercising this Warrant pursuant to a cashless exercise as set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. In the case of partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder, upon request of the Holder, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be issued by the Company to the Holder of such Warrant Certificate or their duly authorized assigns in accordance with Section 1.4 hereof. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Issuance of Warrant Shares to Holder upon the exercise of this Warrant shall be made without charge to Holder for any transfer or similar tax in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3 Fair Market Value.

(a) If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value (“Fair Market Value”) of a Share shall be the average of the closing price of a share of the Class as reported by Bloomberg the Trading Market for the shares of the Class for the five (5) trading days immediately preceding the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company . If shares of the Class are not then traded in a Trading Market, the Fair Market Value of a Share shall be the fair market value per share of Common Stock as determined jointly by the Board of Directors of the Company and the Holder, each acting in good faith.

(b) Notwithstanding anything to the contrary in Section 1.3(a) above, the Fair Market Value in the case of an exercise in connection with an Acquisition or the de-SPAC Merger shall be the consideration paid per share of the Class in such Acquisition or the de-SPAC Merger, as applicable.

1.4 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means (i) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation continue to represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or the resulting corporation or (2) if the surviving or the resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (ii) the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of shares of the Company’s capital stock if, after the closing of such transaction or series of related transactions, such person or group of affiliated persons would hold at least 50%, by voting power, of the capital stock of the Company (or the surviving or acquiring entity), (iii) the sale, lease, transfer, exclusive license or another disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition to a wholly owned subsidiary of the Company, (iv) a “Change of Control” with respect to the Financing Agreement.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition, if Holder has not previously exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of an Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise.

1.6 Put Right. At any time following the earlier of (i) two (2) years following the date hereof, (ii) an event of default under any material debt agreement of the Company or its affiliates and (iii) the repayment of indebtedness and termination of commitments under any material debt agreement of the Company or its affiliates (other than contingent indemnity obligations, capital leases, equipment leases, and the existing indebtedness on the Date of Issuance including the Existing Credit Facilities and any loan agreement set forth on Schedule 7.02(b) of the Financing Agreement), each Holder shall be entitled (such right, the “Put Right”) to require the Company to purchase all of its outstanding Warrants at an aggregate price equal to (x) the total number of outstanding Warrants (excluding any Warrants previously exercised pursuant to Section 1.1 or 1.2 herein held by such Holder), divided by (y) the total number of Warrants outstanding on the date hereof, multiplied by (z) $10.0 million (such price, subject to adjustment as described herein the “Put Price”) within ten (10) Business Days after receipt of a Put Notice (as defined below). The Put Right may be exercised by delivering irrevocable written notice (a “Put Notice”) to the Company of the Holder’s intent to exercise the Put Right. The Put Right shall initially be transferrable together with the Warrants; provided that the Put Right with respect to each Warrant shall become immediately non-transferrable upon the exercise of such Warrant under Section 1.1 or 1.2 herein.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in cash, additional shares of the Class or other securities or property, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The Company represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with all requisite power and authority to issue and enter into this Warrant and to perform its obligations hereunder. The Company has all requisite legal right, power and authority to issue this Warrant and to perform all its obligations relating thereto. The issuance of this Warrant by the Company and the consummation of the transactions contemplated herein have all been duly authorized by the Board of Directors of the Company, and, where required, the stockholders of the Company. No consent, waiver or authorization of, or filing with any other person or entity (including without limitation, any governmental authority) is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Warrant.

(b) The Company covenants that at all times during which any Warrants remain outstanding, it shall ensure that there will be reserved for issuance such number of shares as is necessary for exercise in full of this Warrant. All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes, liens and encumbrances except for restrictions on transfer provided for herein, under the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and/or Bylaws, and under applicable federal and state securities laws.

(c) The execution, delivery and performance of this Warrant do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Certificate of Incorporation, (ii) conflict with or violate any requirement of law or material contractual obligation applicable to the Company, (iii) result in or require the creation or imposition of any lien upon any assets of the Company or (iv) require any action by or in respect of, or filing with, any governmental body, agency or official, other than (x) such as have been obtained and remain in full force and effect, and (y) such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated hereby.

(d) The Company will not register the issuance of and shall not require the issuance of Warrants to be registered under the Securities Act.

(e) Neither the Company nor any of its subsidiaries is (or expects to become in the foreseeable future) a United States real property holding corporation (“USRPHC”) within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company shall (i) if it is legally able to do so, provide to Holder, upon Holder’s written request, a certification that this Warrant does not constitute a “United States real property interest”, in accordance with Treasury Regulations Section 1.897-2(h)(1), and (ii) in connection with the provision of any certification pursuant to the preceding clause (i), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a USRPHC, the Company shall promptly notify Holder.

(f) The Company will not take any action to be classified as anything other than a U.S. entity treated as a corporation for U.S. federal income tax purposes without the written consent of Holder.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d) effect an Acquisition or to liquidate, dissolve or wind up;

(e) effect its initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Securities Act (the “IPO”); or

(f) effect the de-SPAC Merger;

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least ten (10) Business Days (or such shorter period agreed with the Holder) prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any;

(2) in the case of the matters referred to in (c), (d), and (f) above at least ten (10) Business Days (or such shorter period agreed with the Holder) prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the IPO, at least ten (10) Business Days (or such shorter period agreed with the Holder) prior written notice of the date on which the Company proposes to file a registration statement in connection therewith.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.3 The Securities Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.4 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

4.5 Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.6 Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Company’s securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

4.7 Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

4.8 Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral, except such statements or representations of the Company made by the Company hereunder. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant, except as otherwise provided under this Warrant; provided, that the Company and Holder shall cooperate in good faith in determining the amount of withholding taxes, if any, that would be payable by the Company and the dividend income to the Holder as a result of any constructive dividend resulting from any adjustment described in Section 2 and preparing any Internal Revenue Service Form 8937 (or similar tax form) related to such adjustment.

4.9 No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

SECTION 5. MISCELLANEOUS.

5.1 Term. Subject to the provisions of Section 1.5 above, this Warrant is exercisable in whole or in part at any time and from time to time until 6:00 PM, Pacific time, on the Expiration Date; and shall be void thereafter.

5.2 Legends.

(a) Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form (together with such other legends as may be required under the Certificate of Incorporation or the Company’s Bylaws, each as amended and in effect from time to time, in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

(b) Each certificate evidencing Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

5.3 Transfers; Bad Actors; Taxes.

(a) This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except with the prior written consent of the Company, such consent not to be unreasonably withheld, and in any event in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company); provided, that this Warrant (or such Shares) may be assigned, conveyed or transferred without the prior written consent of the Company (i) in connection with a related transfer of a corresponding amount of outstanding Loans (as such term is defined in the Financing Agreement) to a permitted purchaser of such Loans pursuant to the terms of the Financing Agreement; (ii) in the case of the Shares, at any time following an Acquisition, the de-SPAC Merger or an IPO; or (iii) to an affiliate of the Holder, in each case by giving the Company a written notice of the portion of the Warrant (or such Shares) being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant (if applicable) to the Company for reissuance to the transferee(s) (and to the new Holder for any remaining Shares, if applicable).

(b) The Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(c) In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3, the Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant; and provided further, that the transfer of any Shares issued on exercise hereof shall be subject to the provisions of the Certificate of Incorporation and/or the Company’s Bylaws, each as amended and in effect from time to time.

 5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

c/o Blue Torch Capital LP
150 East 58th Street, 18th Floor
New York, New York 10155
Email: BlueTorchAgency@alterdomus.com

with a copy to:

SEI – Blue Torch Capital Loan Ops
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
Telecopier: (469) 709 1839
Email: bluetorch.loanops@seic.com

and a copy to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn: Peter Sluka

Email: peter.sluka@lw.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

c/o Near Intelligence Holdings Inc.

100 W. Walnut Street, 4th Floor
Pasadena, California 91124
Attn: Chief Financial Officer

Email: Rahul Agarwal

With a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 7th Ave.
New York, New York 10019
Attention: Elizabeth R. Tabas Carson; Joshua DuClos
Telephone: (212) 839-6075; (310) 595 9616

Email: etabas@sidley.com; jduclos@sidley.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, each party shall be responsible for its own costs incurred in such dispute, including attorneys’ fees.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

[Signature page follows]

Execution Version

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the Date of Issuance written above.

“COMPANY”

NEAR INTELLIGENCE HOLDINGS INC.

By:
Name:	Anil Mathews
Title:	Authorized Signatory

“HOLDER”

[BLUE TORCH CAPITAL LP]

By:
Name:
(Print)
Title:

[Signature Page to Warrant]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of Near Intelligence Holdings Inc. (the “Company”) in accordance with the attached Warrant, and tenders payment of the aggregate Warrant Price for such shares as follows:

[   ] check in the amount of $________ payable to order of the Company enclosed herewith

[   ] Wire transfer of immediately available funds to the Company’s account

[   ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[   ] Other [Describe] _____________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1